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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated March 10, 1999 for Dapey Assaf-Hamadrikh Leassakim Israelim Be New York, Ltd and our report dated March 10, 1999 (except with respect to the matter disclosed in the second paragraph of note 8, as to which the date is May 11, 1999) for DAG Media, Inc. included in this registration statement Form SB-2 and to all references to our firm included in this registration statement.

                                                    ARTHUR ANDERSEN LLP


New York, New York
May 11, 1999